UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2005

SAMSONITE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23214	36-3511556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

11200 East 45th Avenue Denver, Colorado		80239-3018
(Address of principal executive offices)		(Zip Code)

(303) 373-2000
Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Samsonite Corporation (the “Company”) entered into or amended the following agreements with its Chief Executive Officer, Marcello Bottoli.

On May 11, 2005, the Company amended and restated the Employment Agreement with Mr. Bottoli, originally effective as of March 3, 2004 (the “Employment Agreement”).  The Employment Agreement describes Mr. Bottoli’s responsibilities and compensation with respect to his employment at the Company.

On May 11, 2005, Samsonite Europe N.V. and Mr. Bottoli executed a Management Agreement the “Management Agreement”, and in connection therewith, on May 12, 2005 Mr. Bottoli and the Company executed a letter of understanding regarding the Management Agreement (the “Letter Agreement”). Under the Management Agreement, which is effective as of June 25, 2004, Mr. Bottoli serves as managing director of Samsonite Europe and its subsidiaries in exchange for compensation as detailed in the attached exhibit. The Letter Agreement provides various terms for termination of the Management Agreement.

In connection with entering into the Management Agreement with Samsonite Europe described above, on May 11, 2005 Mr. Bottoli and Samsonite Europe cancelled, as of the date it was originally entered into, a Consulting Agreement dated as of March 3, 2004 (the “Consulting Agreement”) pursuant to which he was to provide consulting services to Samsonite Europe.

The purpose of the amendment and restatement of the Employment Agreement, the cancellation of the Consulting Agreement and the execution of the Management Agreement, was to clarify Mr. Bottoli’s employment relationship with Samsonite Europe N.V. and make technical amendments to certain benefits to accomodate applicable laws and the original intent of the parties. Mr. Bottoli’s salary was not changed and there were no material changes to his overall compensation.

On May 11, 2005 Amendment No. 1 to the Stonebridge Option Agreement (the “Stonebridge Option Amendment”) was executed, amending the Stock Option Agreement with Stonebridge dated April 19, 2004 (the “Stonebridge Option Agreement”) which granted options in two tiers:  Tier One — 15,000,000 shares with an exercise price of $.35 per share (“Tier One Options”); and Tier Two — 15,000,000 shares with an exercise price of $.70 per share (“Tier Two Options”).  Among other things, the Stonebridge Option Amendment Incorporated an earlier the amendment to the Stonebridge Option Agreement to adjust the exercise price such that the new exercise price for Tier One options is $0.665 per share and for Tier Two Options is $0.70 per share, which earlier amendment was adopted and approved on March 17, 2005 by the Compensation Committee of the Company’s Board of Directors (previously reported).

ITEM 9.01. Financial Statements and Exhibits

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement dated May 11, 2005 by and between Marcello Bottoli and Samsonite Corporation.
10.2	Letter Agreement regarding Employment and Management Agreements dated May 12, 2005 by and between Marcello Bottoli and Samsonite Corporation.
10.3	Amendment No. 1 to Stonebridge Option Agreement executed May 11, 2005 by and between Marcello Bottoli and Samsonite Corporation.
10.4	Agreement dated May 11, 2005 by and between Marcello Bottoli and Samsonite Europe N.V. cancelling Consulting Agreement.
10.5	Management Agreement by and between Marcello Bottoli and Samsonite Europe N.V., effective June 25, 2004.

Signatures

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation

By: /s/ RICHARD H. WILEY
Name: Richard H. Wiley
Title: Chief Financial Officer, Treasurer and
Secretary
Date: May 17, 2005